Exhibit 10.2

Agribusiness Office
P.O. Box 1449
Templeton, California 93465
805-434-3665 FAX: 805-434-3667
www.FarmCreditWest.com

January 19, 2016

Calavo Growers, Inc.

P.O. Box 751

Santa Paula, CA 93061-0751

Subject – Modification of Loan Terms and Extension of Maturity Date

This letter amendment (“Letter Amendment”) serves as an amendment of certain terms under the Term Revolving Credit Agreement dated May 31, 2011 (together with any amendments thereto, the “Revolving Credit Agreement”), between Farm Credit West, PCA (“FCW”) and Calavo Growers, Inc. (the “Company”), and shall constitute the third amendment to that certain Promissory Note dated May 31, 2011 in the face amount of $40,000,000.00 executed by the Company as maker, in favor of FCW (the “Revolving Credit Note”). All capitalized terms not otherwise defined in this Letter Amendment shall have the meanings assigned to them in the Revolving Credit Agreement, Revolving Credit Note or other Loan Documents.

Section 4. (Term) and Section 7. (Repayment and Maturity) of the Revolving Credit Agreement are hereby amended to replace “February 1, 2016” with “June 1, 2016” as the end of the term of the Commitment and the Maturity Date. In addition, the Revolving Credit Note is also hereby amended to replace all references to “February 1, 2016” with “June 1, 2016”.

Except as amended herein, all other terms under the Revolving Credit Agreement, Revolving Credit Note and other Loan Documents remain binding and enforceable according to their terms.

This Letter Amendment is effective as of January 19, 2016. By acknowledging below, the undersigned hereby agree to the terms and conditions contained in this Letter Amendment.

Sincerely,

/s/ Ryan Hoffman

Ryan Hoffman

Vice President

Acknowledgement

Calavo Growers, Inc., a California Corporation

By:	/s/ B. John Lindeman
B. John Lindeman, Chief Financial Officer & Corporate Secretary

Farm Credit West, FLCA
Farm Credit West, PCA
Subsidiaries of Farm Credit West, ACA	The Farm Credit System